Exhibit 10.7

WDB

High Tech Campus Eindhoven

[GRAPHIC]

“Workplace Agreement”

Version 0.3
March 9, 2005

High Tech Campus Eindhoven

Introduction

The High Tech Campus Eindhoven guarantees an optimal workplace with a wide range of different types of underlying services offered by or on behalf of the Site Management. The Site Management is responsible for the integrated supply of space and services and the quality of its services in the form of fully outfitted, immediately usable workplaces.

The Workplace Agreement for the High Tech Campus Eindhoven is under development and constantly subject to amendment. This document has been written for the purpose of providing information for (potential) lessees regarding the makeup and structure of the Workplace Agreement. The document can also be used as a discussion tool in order to better match supply and demand, thereby further optimizing the Workplace Agreement.

The workplace concept was introduced to meet the business needs for flexible space, and to match this with the attractive environment of the High Tech Campus Eindhoven. This is achieved through:

•                            A combined lease and services agreement (workplace agreement).

•                            Workplaces equipped with a large amount of services.

•                            A professional one-stop provider.

•                            Short duration of contract obligations that enable businesses to adapt the work environment to the current needs.

•                            Integrated workplace services take care of matters for the businesses that can now focus entirely on their core business.

•                            This standardized setup reduces service costs.

•                            Efficient and uniform workplace environment and use of space.

•                            Relocations are organized completely by facility management.

The services described in this document are offered through CSM, have been agreed with the Board and are set annually by the Board. For this purpose, the Board consists of representatives of all “major” inhabitants of HTC. The service offerings and the pricing is set in a uniform and transparent manner throughout HTC and is compared to the other comparable services in other locations (inside and outside of Philips).

A high level of customer satisfaction is essential to the success of workplace management and is assessed through periodic customer satisfaction surveys among the users.

To that end, CSM has planned periodic contact and consultation with users and suppliers to discuss the results of these surveys and then resolve any generic issues.

The document is divided into two parts.

In the first part the workplace management that will be applied on the Philips Business Park Eindhoven is described in general terms.

The last part contains the customer-specific section of the Workplace Agreement and further develops the services covered earlier.

Contents

Introduction Contents

Contents

Workplace management

1.         Introduction

2.        What is workplace management?

3.         What does workplace management do?

4.         What is the advantage of workplace management?

Workplace Agreement (customer-specific)

1.         Lease agreement for flexible office space with services

2.         Contract annexes

Workplace management

1.         Introduction

The traditional view of office accommodation is no longer adequate in our present work environment. Social, economic and technological changes have greatly changed the work processes of organization units and individual employees and the changes are taking place at an increasingly rapid pace. The workplace must be capable of adapting quickly in line with the organization as regards size, requirements and preferences. Work flexibilization has resulted in more and more people working on the basis of new work patterns, in different work environments and in rapidly changing organizational units. The five-day work week in a permanent employment situation is no longer the only standard, so employees are not always in the office from nine to five. Deregulation and internationalization result in increasing competition and are forcing organizations to be cost-efficient, including where the costs of the workplace are concerned. Cost-efficiency also means that the “ample” size of European office buildings is being put under pressure. Higher quality requirements from the marketplace also make greater coordination necessary between functional work processes.

This means more project-based work, more teamwork and more consultation inside and outside the organization. The relationship between individual work “at the desk” and collaboration with others has drastically changed. These radical changes in work processes mean that office spaces, as the “workplace of the administrative organization,” must meet entirely new requirements.

2.         What is workplace management?

The “internal lessee” rents a variety of the number of required workplaces instead of buildings or building sections and is obliged to buy a number of “standard services” linked to them and provided by the site/facility manager. The contents of the package of services and products are set out in clear policy lines and are made known via site-specific “mandatories.” These standard products and services are primarily building-related and are directly connected to the valuation/value retention of the building, maintenance, economies of scale advantages or management aspects for the location in question.

2.         What does workplace management do?

Workplace management ensures that all secondary matters are taken out of the hands of the business units concerned so that they can focus fully on their primary business processes.

The dedicated support organization (the Site Management) focuses on standardization, on optimum, on flexibility and on unambiguousness in the conduct of business. Services are offered to every user. In this way the core businesses have the minimum of concerns.

In addition, space is used intelligently, so that when a business unit is eventually ready to take a subsequent step there are sufficient possibilities for expansion or contraction and so the unit can stay where it is.

4          What is the advantage of workplace management?

Philips is striving worldwide for more synergy, efficiency and returns in the various functions so as to put itself in a better competitive position, supported by numerous elements, including the Philips TOP program.

In line with this programming, a more creative and more efficient approach than has (often) been the case in the past is also applicable to accommodation and related services.

A summary of the most important advantages:

•                             Creating a stimulating work environment with potential for synergy and co-operation by creating a transparent and flexible work environment which:

•          Promotes communication and interaction,

•          Optimally houses multidisciplinary project teams,

•          Offers a high-quality IT structure,

•          Integrates work and private life.

•                             Creating conditions for long-term accommodation for the organization.

•                             Creating efficient accommodation that can pass the test of meeting market conformity.

•                             More efficient occupation of the buildings by managing the space utilization “across” the boundaries of the individual organizational units, as a result of which vacancies are monitored centrally and managed, thus minimizing overall vacancies.

•                             Flexibility: since vacancies are managed centrally, rental and associated service contracts can be concluded for shorter periods.

As a result, organizational units can and will return spaces more quickly.

•                             Only a centrally set-up group of people will be involved with the site-specific facilities. This prevents fragmented knowledge and creates an efficient organization, which will give rise to synergy in costs/quality.

•                             Professionalism and economies of scale advantages are achieved because several people are “dedicated” to the facility management aspects. Subcontracted third parties (80-90% of FM turnover) are also managed in a more cost-conscious manner, which will provide returns in cost management, cost savings and organizational efficiency.

Workplace management is aimed at maintaining high quality in the work environment, grounds and buildings by organizing their operation, management & maintenance collectively. It also offers the business units and their employees products and services that can be provided efficiently when purchased, organized and implemented collectively, but only with difficulty and at higher cost when these activities are performed individually.

The value added to the individual business units can be summarized as follows:

•                             The focus remains on the core activities, since it is better and easier to leave secondary matters to others/third parties.

•                             Cost, quality and organizational advantages through collective procurement, organization and operation of the necessary and desired services.

•                             Greater flexibility to expand and contract thanks to the possibilities offered by the location.

Workplace Agreement (customer-specific)

This section stipulates the specific agreements for lessees (customers).

First the contents of the “lease agreement for flexible office space with services” (Workplace Agreement) are given.

An overview giving the description of the “standard” services that are actually purchased and a cost structure for each workplace then follows, thus creating a transparent whole.

Because of their nature, some services are mandatory. Here, a distinction is made between mandatory purchase and forced store trade. Beside the forced store trade which applies to the collective services, there is free store trade for the optional services. In order to prevent any ambiguity, the type of the various services is briefly explained below.

These service types are:

•          Standard services

•          Collective services

•          Optional services

Standard services:

The standard services are the base for the organization of workplace services. This is a mandatory package of standard services to which everyone contributes. These pertain mainly to the property and maintenance of the grounds and buildings.

Collective services:

This is a collective offer which one can use as a lessee, but it is not mandatory. There is however forced store trade. This means that it is not allowed to obtain similar products and services from any other source than the Campus supplier. The reason for this is that, on one hand, this makes it possible to offer the collective services, in consultation with the lessees, at a low price (through volume discount). Another reason for this is that the Campus is seen as a whole, and it eliminates the proliferation of service providers. This would eliminate the essence of the Campus Model.

The collective services are paid for based on consumption. One of the main reasons to centrally organize the services is to guarantee the quality of the services. After all, the offer then is the responsibility of the Campus Site Management. This collective offer is set by the Board.

Optional services:

With regard to optional services, the lessee indicates which business specific services that do not appear in the SLA, he would like to receive from the facilities. These services are developed and offered, and tailored to individual needs. Individual business units can thus subcontract their need for secondary matters, while the employees can enjoy an increasing number of personal services. This is free store trade.

Lease agreement for flexible office space with
Services

(Workplace Agreement)

Philips Softworks

Contents

Lease agreement for flexible office space with services

Annexes

I.         Specific agreements per workplace

II.        Annual budget breakdown

The undersigned:

Philips Electronics Nederland B.V., “Site Management High Tech Campus Eindhoven” department, domiciled at Eindhoven at Professor Holstlaan 100, building HTC, hereby legally represented by drs. Jérôme Verhagen, hereinafter referred to as: “Site Management.”

and

Philips Software, domiciled at Eindhoven at Professor Holstlaan 4, building WCB, hereby legally represented by drs. Hans Streng, hereinafter referred to as “Lessee,”

With Site Management and Lessee hereinafter to be referred to jointly as “Parties;”

Whereas:

The parties have agreed that Lessee concludes a lease agreement relating to the use of 60 workplaces and associated facility management services (hereinafter referred to as: “Workplace Agreement”) on the High Tech Campus Eindhoven (HTC).

The facility management services on the HTC are performed by third parties under the supervision of the Site Management.

Set out in this Workplace Agreement and accompanying annexes are the service levels, the (delivery) conditions and the method for quality measurement.

These service levels, (delivery) conditions, methods for quality measurement and other specific agreements shall in principle be laid down for a full calendar year and shall, no later than August I5 of every year, be laid down anew for the following calendar year.

Site Management is responsible for obtaining, maintaining and administering the required licenses and shall consequently act for or on behalf of the accommodated units.

Agree as follows:

Article 1 – Purpose

1.1                    The purpose of this Workplace Agreement is to coordinate the demand for suitable workplaces and the associated services provided by the Site Management as closely as possible to the requirements of Lessee on the HTC.

1.2                    Specific agreements for each product/service shall also be stipulated for a period of one year, taking effect on January 1 of every year unless otherwise agreed. These agreements shall be laid down anew for the following calendar year no later than August 15 of every calendar year.

1.3                    Interim changes to the services that occur in the course of the calendar year may be agreed between Parties within the limits of the flexibility incorporated in the agreements between the Site Management and (partial) suppliers of facility management services.

1.4                    Specific agreements for each product/service with an agreed validity of more than a year shall be set out in a separate annex to this Workplace Agreement. In these agreements, any initial investment obligations will be taken into account, if applicable.

Article 2 – Period of validity and termination

2.1                    The Agreement takes effect on January 1, 2005 and ends on December 31, 2006. This Workplace Agreement has been entered into for the office spaces, rents and costs as indicated in greater detail in annexes 1 and 2 and for a particular period of validity.

2.2                    At the end of the period as referred to in section (1) of this Article, this Workplace Agreement shall be continued for an indefinite period.

2.3                    If at the end of the particular period this Workplace Agreement is continued for an indefinite period, this Workplace Agreement may be terminated by either of the parties in writing, with due observance of a period of notice of six months.

2.4                    Termination shall be effected in units of at least 5 workplaces.

2.5                    If expansion of workplaces in terms of volume or composition is formally requested by Lessee, the Site Management undertakes to make every effort to offer an acceptable solution. Timely notification increases the chances of this being successful.

2.6                    If no acceptable solution can be reached in the current building, other solutions shall be sought in consultation with Lessee. Lessee’s preferences shall then be taken into account as much as possible.

2.7                    If there are vacancies shattered throughout the building in question which could be used by regrouping the existing Lessees, the Lessor will contact the Lessees, and the Lessees will cooperate if the regrouping proposals are reasonable and equitable. The costs of such regrouping are borne entirely by the Lessor.

Article 3 – Communication

3.1                    Site Management has organized a Facility Management Desk for all occupants of the High Tech Campus. This Facility Management Desk maintains contacts with the users at operational level (requests, malfunctions, complaints, orders, reservations, wishes, information requirements and advice).

3.2                    The Lessee and/or its employees is/are not entitled to directly contact the selected suppliers regarding the method of implementation or modification of services by such selected suppliers without prior consent from Site Management. Contacts regarding implementation or modifications and complaints relating to all services performed on the HTC that are carried out under the supervision of Site Management may only go through the Facility Management Desk.

3.3                    Operational adjustments in the facility management services can only be made by Site Management or their facility management agent/organization (AAfm).

Structural adjustments need the approval of the Site Management Committee.

Article 4 – Quality and reporting

4.1                    Unless agreed otherwise, Site Management shall inform Lessee every quarter regarding the current situation (the structure of the quarterly report of this Workplace Agreement shall be agreed following negotiations) based on the agreed quality and service levels.

4.2                    No later than mid-August of every year, Site Management shall discuss the quarterly reports with Lessee with regard to defining the agreements for the next calendar year. If so requested, further analyses or reports shall be provided based on a previously agreed number of hours x hourly rate.

4.3                    For the purpose of quality management, Site Management shall form customer panels, with which discussions shall be held periodically. The results of these discussions shall be communicated to Lessee.

4.4                    If so requested, in mid-August of every year Site Management shall give a budget indication based on the number of workplaces applicable at that time.

Article 5 - Confidentiality

5.1                    The parties are not entitled to make available to third parties substantive information about this Workplace Agreement without prior written consent from the other party.

Article 6 - Ownership

6.1                    All fixtures and fittings and resources pertaining to investments made by Site Management remain the property of Site Management. Lessee enjoys a right of use in this regard and shall deal with said items with due diligence.

Article 7 - Liability

7.1                    Site Management is liable toward Lessee for any damage suffered directly by Lessee resulting from unlawful actions or imputable non-performance by Site Management, its employees or the third parties brought in by Site Management for the purpose of providing the facility management services on the HTC.

7.2                    The liability for damage as referred to in Article 7.1 is limited to:

a)                        The liability that Site Management has in respect of the third party brought in by Site Management.

b)                       The maximum amount placed with Site Management’s insurance company as coverage and paid out by the insurance company for the event in question. (Site Management undertakes to arrange suitable insurance during the period of validity of this Agreement).

Article 8 - Invoicing and payment

8.1                    Deviations relating to the method and frequency of invoicing for the various workplaces as stated in this article are stipulated in Annex I to this Workplace Agreement. The (annual) budget breakdown is added as Annex II.

8.2                    Payment by Lessee of the amounts charged by Site Management as part of this Workplace Agreement shall be effected without discount or set-off within 30 days of invoice date.

8.3                    If Lessee fails to pay the amounts owed to Site Management within the agreed payment period, Site Management shall charge Lessee the legal interest following a written reminder.

8.4                    If Lessee continues to fail to pay the amount due after having received notice of default by Site Management, the costs of collection—both inside and outside a court of law—shall be paid by Lessee, with a minimum of 15% of the total amount due, without prejudice to Site Management’s right to terminate this Workplace Agreement without recourse to a court of law and/or to claim full compensation.

8.5                    All sums specified in this Workplace Agreement and the annexes are exclusive of VAT.

8.6                    All sums specified in this Workplace Agreement and the annexes should, if needed, be indexed once a year. This will be done on January 1, starting on January 1, 2006. This shall be done, when needed, in accordance with the movement of the consumer price index CP1 (year 2000 = 100) or in accordance with the industry index for the service in question. The industry index shall prevail if demonstrable developments take place or have taken place in the industry in question that justify a higher indexation than the CPI.

8.7                    Invoices relating to workplace usage (in accordance with the budget) shall be sent out approximately one month before the start of any month.

8.8                    Other invoices relating to deliveries and services, including projects, variable purchase, etc., shall be sent out as soon as possible after the administrative details are known, with the aim being not more than one invoice per month.

Article 9 - Disputes

9.1                    The law of the Netherlands is applicable to this Workplace Agreement. Disputes shall be submitted to the competent Dutch court.

Article 10 - Confidentiality and Non-compete clause

10.1              If a Lessee wishes to protect himself against another lessee in the same building with regard to confidentiality and/or competition, the Lessor will be informed thereof. The parties will then confer and take the necessary measures, which will not result in a cost increase for the Lessor.

Signature: Thus agreed and signed in duplicate in Eindhoven on April 7, 2005

Philips Software	Philips Electronics Nederland BV

Site Management High Tech Campus Eindhoven

[signature]	[signature]
Hans Streng, Vice President	Jérôme Verhagen, Site Manager

Annex I

Specific agreements per workplace

Code number:	1.1
Function:	Accommodation
Item:	Providing: building, grounds & parking garage(s).

Description of Standard Services:

This function relates to the “basic” rent of space in the office building, installation package, associated grounds facilities and parking (garage) facilities. The costs related to any “lessee” investments (depreciation/interest) are also included in this.

The space in the building is provided as complete and in accordance with NEN standards. For this purpose the installation package is provided (floor finishing, ceiling finishing, inside walls and fixtures such as pantries/counters), in short all interior fixtures.

The various workplace spaces are shown on the floor plan attached as an annex.

The number of workplaces is stipulated when this agreement is entered into and specified in greater detail in the financial annex.

Grounds facilities are allocated in proportion to the m2 used and relate to:

•                             Hardened surfaces on the grounds, such as roads, pavements, parking facilities, etc.

•                             Landscaping outside the building and on the grounds.

•                             Drains, sewers, cables, pipes and other underground and above-ground infrastructure such as grounds lighting, fencing, benches, etc.

•                             Buildings and general technical facilities such as radio and antenna masts, illuminated advertising, gatehouses, barriers, gates, etc.

The parking facilities are located in specially designed parking garages. The standard workplace/parking place parking ratio has been set at 0.5 parking spaces per workplace. The parking spaces are not allocated by name: access to the parking garage is free. It is not allowed to use the reserved parking spaces in the garages.

Description of Collective Services:

Additional space outside the building, for example for temporary accommodation, may be necessary or desirable for the individual business. This can be provided if requested. In that case, the associated costs are charged separately. If required, a quotation can be provided beforehand.

Description of Optional Services:

Additional services outside the building, for example for archiving or storage, may be necessary or desirable for the individual business. This can be provided if requested. In that case, the associated costs are charged separately. If required, a quotation can be provided beforehand.

Code number:	1.2
Function:	Accommodation
Item:	Paying: taxes & charges.

Description of Standard Services:

This function relates to the use of workplace space in the office building and the coordination and processing of the “accommodation”-related and “location”-related taxes & charges linked to it.

Examples of taxes include VAT, etc.

This item also includes statutory consumption charges, such as sewage, connection & consumption charges, pollution tax, water charges, costs relating to waste materials, copyright charges, etc.

These taxes and charges are allocated in proportion to the m2 used.

Description of Collective Services: Not applicable.

Description of Optional Services:

Not applicable.

Code number:	1.3
Function:	Accommodation
Item:	Insuring: building structure, installation package, fitting-out, building third-party liability insurance, storm damage, glass damage and grounds facilities.

Description of Standard Services:

This function relates to the use of workplace space in the office building and “accommodation”-related and “location”-related insurance policies linked to it.

Examples of this include insurance for:

Buildings: the building structure and relevant grounds facilities.

The contents: the installation package, the fitting-out, storm damage and glass insurance (see 1.1).

Business liability: a third-party liability insurance for the building.

This also includes such matters as taking out and administering insurance policies.

These insurance policies are allocated in proportion to the m2 used.

Description of Collective Services:

Not applicable.

Description of Optional Services:

Not applicable.

Code number:	1.4
Function:	Accommodation
Item:	Maintaining: building, grounds & parking garage.

Description of Standard Services:

This function relates to the use of workplace space in the office building and maintenance of the “accommodation”-related and “location”-related items linked to it.

Examples of this include all activities, services and resources aimed at the scheduled maintenance (for the purpose of preventing a defect or malfunction from occurring) and the incidental maintenance (for the purpose of repairing a defect or malfunction) of buildings and general spaces. This includes:

-                               Owner maintenance: This is entirely for the account of owner/lessor.

-                               Lessee maintenance: The user-costs for maintaining the building in accordance with the lease agreement, such as cleaning outside walls and outside glass.

These maintenance activities, services and resources are aimed at keeping the premises in such a condition that the usage options are assured by:

-                               Maintaining building-related installations such as: central energy supply, drainage, elevators, ventilation/air treatment, lightning protection and the like.

-                               Maintaining user-related installations such as: minor repairs, maintenance of fixtures, installation package and fitting-out (see 1.1).

-                               Maintaining the grounds facilities such as: hardened surfaces, landscaping, cable & pipes and other underground and above-ground infrastructure.

-                               Carrying out “handyman” activities in support of the organization and the users of its building.

Maintenance is allocated in proportion to the m2 used.

Description of Collective Services:

This activity is aimed at installing/erecting or making changes to business (department) specific advertising, if any.

This advertising must explicitly comply with the Campus directions.

Description of Optional Services:

These activities are aimed at maintaining the user-related (i.e. non-building-related) fittings or modifying them in line with user requirements. This can be provided if requested. In that case, the associated costs are charged separately. If required, a quotation can be provided beforehand.

Code number:	1.5
Function:	Accommodation
Item:	Changing and rearranging: building, grounds & parking garage.

Description of Standard Services:

Not applicable.

Description of Collective Services:

This function relates to the use of workplace space in the office building and changes and rearrangements to the “accommodation”-related and “location”-related items linked to it.

Examples of this include scheduled changes and rearrangements to the building or grounds for the individual and general interest.

This involves radical changes to the grounds, building and associated installations arising from a renovation or major rearrangements for the purpose of bringing about functional improvements.

It also includes rearrangements arising from restructuring work in the primary process, such as moving the walls, modifying technical installations and the project management of these renovations and modifications to the grounds, building and installations.

These activities are not part of the “standard” services and are charged separately. If required, a quotation can be provided beforehand.

Description of Optional Services:
Not applicable.

Code number:	1.6
Function:	Accommodation
Item:	Consuming: energy and water.

Description of Standard Services:

This function relates to the use of workplace space in the office building and the “accommodation”-related and “location”-related energy linked to it.

Examples of this include energy and water for the building and the building installations and grounds installations for the individual and general interest.

These are both fixed and variable costs.

This items includes not only the technical and economic usage/consumption, but also energy management, including measuring, registering and reporting on the entire energy supply with regard to gas/heat, the supply and discharge of water and the electrical infrastructure.

Energy and water consumption is allocated in proportion to the m2 used.

Description of Collective Services:

Not applicable.

Description of Optional Services:

Not applicable.

Code number:	1.7
Function:	Accommodation
Item:	Managing: building, grounds & parking garage.

Description of Standard Services:

This function relates to the management of the office building and associated grounds facilities and parking (garage) facilities.

Examples of this include the activities aimed at acquiring, operating and disposing of the building. Since the building is a rented building, these costs are discounted by the owner in the rent.

The management costs that are directly for account of the lessee are included in item 5.1. “Facility Management.”

Management is allocated in proportion to the m2 used.

Description of Collective Services:

Not applicable.

Description of Optional Services:

Not applicable.

Code number:	1.8
Function:	Accommodation
Item:	Paying and receiving: interest.

Description of Standard Services:

This function relates to the payment and receipt of interest in respect of office the building, associated grounds facilities & parking (garage) facilities and fixtures.

Examples of this include the interest related to the building. Since the building is a rented building, these costs are discounted by the owner in the rent.

The interest costs of the fixtures are allocated in accordance with corporate guidelines.

The management costs that are directly for the account of the lessee are included in item 5.1, “Facility Management.”

The interest is allocated in proportion to the m* used.

Description of Collective Services:

Not applicable.

Description of Optional Services:

Not applicable.

Code number:	1.9
Function:	Accommodation
Item:	Making available: other facilities.

Description of Standard Services:

Not applicable.

Description of Collective Service:

This function relates to making available other facilities related to the office building and associated grounds facilities and parking (garage) facilities.

Examples of this include facilities that directly meet certain requirements of employees in the organization, that fall in the accommodation category and that have not been dealt with so far.

These activities are not part of the “standard” services and are charged separately. If required, a quotation can be provided beforehand.

Description of Optional Services:

Not applicable.

Code number:	2.1
Function:	Services and Resources
Item:	Providing: consumer services.

Description of Standard Services:

This function relates to the consumer services connected to the use of workplace space in the office building and the “accommodation”-related and “location”-related items linked to it. The costs related to any “lessee” investments (depreciation/interest) are also included in this.

This includes all the catering activities, services and resources aimed at providing food and drink facilities to employees and guests, and in particular:

-                               Providing hot and cold meals and drinks that can be consumed in the restaurants on the Strip.

-          Having drinks and snacks available locally in and near workplaces by means of machines in coffee corners and the restaurant.

For this purpose the (self-service) restaurants, kitchens and associated storage areas and the rinsing rooms in the buildings are fully outfitted with equipment and serving furniture, along with the various coffee corners distributed throughout the building.

To this end, a contract with catering and vending suppliers has been concluded. The agreed catering concepts per restaurant are based on the following, inter alia:

-          Subsidized basic range and non-subsidized luxury range.

-          Large selection, and restaurant opening times vary per restaurant (see website).

-          Purchases from restaurant by (electronic) payment at cash desk.

-          Free coffee served from machines in the coffee corners.

Management reports shall be prepared in order to provide specific information about private and business consumption patterns and usage in the various departments.

The “standard” consumer services are allocated in proportion to the number of workplaces.

Description of Collective Services:

This includes all the catering activities, services and resources aimed at providing food and drink facilities to employees and guests, and in particular:

-          Serving drinks, meals and snacks in the workplace and conference room,

-          Arranging functions for which additional catering facilities need to be provided,

-          Specific conference accommodations/auditorium for meetings and presentations.

Collective services are charged separately. If required, a quotation can be provided beforehand.

Description of Optional Services:

Not applicable.

Code number:	2.2
Function:	Services and Resources
Item:	Risk management: monitoring, protecting and prevention.

Description of Standard Services:

This function relates to the use of workplace space in the office building and risk management of the “accommodation”-related and “location”-related items linked to it.

The costs related to any “lessee” investments (depreciation/interest) are also included in this.

Examples of this include all activities, services and resources (including technology) that are aimed at monitoring/protecting the building, grounds, fixtures and fittings, the information system and the people, as well as measures that prevent, limit or control the consequences of disasters, such as:

•                             All physical security and monitoring measures or the deployment of people.

•                             The supervision, observation and inspection activities in and around buildings and grounds that ore aimed at keeping unauthorized persons away from the location (building, parking, grounds) and making sure that the organization’s property is not removed, such as: gate security, policy for checking parked vehicles and follow-up action, inspection rounds in the building, connection to control room.

•                             All activities aimed at preventing or limiting/controlling disasters, such as: detecting, registering and responding to alarms.

•                             The activities performed behind the reception desk, such as: assisting visitors, referral and badge issuing, with corresponding administrative measures.

•                             Organizing, equipping, training and exercising as part of Corporate Emergency Response (CER).

•                             General safety and/or security studies for license and/or insurance purposes that are or will be desired or necessary in general.

Risk management is allocated in proportion to the number of workplaces.

Description of Collective Services:

Not applicable.

Description of Optional Services:

Not applicable.

Code number:	2.3
Function:	Services and Resources
Item:	Cleaning: inside, interior windows and other items.

Description of Standard Services:

This function relates to the use of workplace space in the office building and to the regular (based on schedules) cleaning of the “accommodation”-related and “location”-related items linked to it.

Examples of this include all activities, services and resources aimed at cleaning and keeping clean the building, parking garage, grounds and fittings of the general and specific workplaces, such as:

•                             All activities aimed at cleaning and keeping clean the inside of the building.

•                             All activities aimed at cleaning the inside of the windows in the outside walls and the separation windows in inside walls and doors.

•                             Performing periodic quality controls.

•                             Changing/replenishing sanitary materials (soap, towels, toilet paper, etc.).

•                             Waste removal from the workplaces to a specially equipped collection point, except for paper, which is taken to the collection point by employees independently.

•                             Incidental cleaning operations on net curtains, window shades, vertical blinds, etc.

•                             Periodic cleaning of pavements, roads, other hardened surfaces and parking lots.

The cleaning work is carried out on the basis of cleaning schedules specifically drawn up for this purpose. These schedules are established by room, type and load and are objectively checked on the basis of the AQL values drawn up for this purpose for each room/object.

Cleaning is allocated in proportion to the number of workplaces.

Description of Collective Services:

Not applicable.

Description of Optional Services:

Not applicable.

Code number:	2.4
Function:	Services and Resources
Item:	Relocating: internal and external relocations.

Description of Standard Services:

This function relates to the use of workplace space in the office building and relocation in relation to the “accommodation”-related and “location”-related items linked to it.

Examples of this include incidental internal relocations for the general interest (concentration of vacancies).

This means smaller relocations and removals, such as moving the contents of cabinets and drawers and loose fittings, as well as the project management, preparation and coordination of these relocations, minor renovation work and modifications to the building and fixtures as a result of these relocations.

The agreed “standard” services are provided at no additional charge.

Relocating is allocated in proportion to the number of workplaces.

Description of Collective Services:

Examples of this include incidental internal relocations for individual and departmental interest.

This means smaller relocations and removals due to restructuring in the primary process, such as moving the contents of cabinets and drawers and loose fittings, as well as the project management, preparation and coordination of these relocations, minor conversion work and modifications to the building and fixtures as a result of these relocations.

These “collective” services are provided upon request and charged separately. If required, a quotation will be provided beforehand.

Description of Optional Services:
Not applicable.

Code number:	2.5
Function:	Services and Resources
Item:	Document management, creation, processing, reproduction and administration.

Description of Standard Services:

This function relates to the use of workplace space in the office building and document management in relation to the items linked to it.

Within the location, the mail facility contains all postal procedures and courier services. This includes the (central) mail room with equipment and materials, reimbursements for such matters as metering and bringing around small items of mail on an ad hoc basis, including the costs of the staff doing this.

The agreed “standard package” provided at no additional charge includes only the mail facility product group. Other “additional” activities are charged separately. If required, a quotation can be provided beforehand.

The multifunctional network printers/copiers come under the Facility Management cluster. Messages/requests that apply to this will be passed on to the relevant helpdesk of the appropriate service provider.

Document management is allocated in proportion to the number of workplaces.

Description of Collective Services:

Examples of this include activities, services and resources aimed at:

•          Providing support in creating and laying out documents to be used for printed matter,

•          Centrally processing documents, printing them and making illustrations,

•          Transporting goods (if requested) for the primary process.

This documents and logistics service is centrally situated within the location.

The package offered contains “additional” activities that are charged separately.

If required, a quotation can be provided beforehand.

Description of Optional Services:

Examples of this include activities, services and resources aimed at:

•          Administering, storing and archiving documents in dynamic or static archives

•          Short-term storage of goods (< 5 days in the complex)

•          Coordination of long-term (external) storage (packed goods per pallet, packed unit, m2)

Separate agreements can be made for this service. For this purpose more detailed agreements must be reached beforehand regarding the content and duration of the service to be provided. The service is then offered in “customized” form and accompanied by an appropriate quotation.

Code number:	2.6
Function:	Services and Resources
Item:	Waste management: collection, removal and processing.

Description of Standard Services:

This function relates to the use of workplace space in the office building and the waste management of the “accommodation”-related and “location”-related items linked to it.

Examples of this include all on-site activities that are aimed at the process of collecting, storing, removing and destroying all materials and items that no longer have any (usage) value to the organization. Materials in this category are household, paper and (small) chemical waste.

This category also includes the activities aimed at removing waste from the grounds. These activities include periodically sweeping the grounds, roads and other hardened surfaces, removing litter, etc., and removing the above-mentioned waste materials.

The collection is coordinated in close cooperation with the cleaning schedules established for this purpose. Various agreements and reports are also related to the on-site environmental management program and the Philips ecovision program.

The agreed “standard” services are provided at no additional charge.

Additional services that are requested, are however charged separately.

If required, a quotation can be provided beforehand.

Waste management is allocated in proportion to the number of workplaces.

Description of Collective Services:

Not applicable.

Description of Optional Services:

Not applicable.

Code number:	2.7
Function:	Services and Resources
Item:	Issuing: fittings, materials and utensils.

Description of Standard Services:

This function relates to the use of workplace space in the office building and the issuing of consumer goods such as fittings, materials and tools of the “accommodation”-related and “location”-related items linked to it. The costs related to any “lessee” investments (depreciation/interest) are also included in this.

This function relates to such items as fittings or fitting-out in the building.

Fitting-out means:

•                             Workplace fittings such as desks, chairs, cabinets, hat racks, wastepaper baskets;

•                             Conference facilities, such as those present in the specially fitted-out rooms;

•                             Fittings in general areas, such as lobbies, entrance halls, smoking rooms and seats, display cases, cabinets and the like in these common areas;

This function also relates to the issuing of materials and tools in an organization. This means the following items:

•                             “Indoor” landscaping, such as plants throughout the building;

•                             Objects with an artistic and cultural message to enhance the building’s appearance in the form of posters, paintings, statues, etc.

•                             Sign-posting indicating directions in the building, such as name signs, department references and the like.

The agreed “standard” services are provided at no additional charge. In some buildings, reservations of some conference facilities are made through the reception desk of that building.

The issuing of the “standard” services and resources is allocated in proportion to the number of workplaces.

Description of Collective Services:

Examples of this include the issuing of consumer goods in an organization.

This means office supplies and tools such as consumables, extension cords and the like.

These office supplies and tools are charged separately.

If required, a quotation can be provided beforehand.

Several options to lease space on the Strip are also included with regard to presentation tools, drinks and other facilities, see website.

Description of Optional Services:

Not applicable.

Code number:	2.9
Function:	Services and Resources
Item:	Making available: other services and resources.

Description of Standard Services:

This function relates to the making available of other services and resources connected to the use of workplace space in the office building and the “location”-related items linked to it. At the location, some functions have been set up for that purpose, such as the presence of shops, child care, fitness/RSI prevention, outdoor sports accommodations.

Description of Collective Services:

This function relates to the making available of other services and resources connected to the use of workplace space in the office building and the “accommodation”-related and “location”-related items linked to it.

Examples of this include activities, services and resources that are used for facilities that directly meet certain needs of employees in the organization in the services and resources function category and that have not been dealt with so far.

This includes the use of the shops, child care, fitness/RSI prevention, outdoor sports accommodations. These activities, services and resources are not part of the “standard” services and are charged separately. If required, a quotation can be provided beforehand.

Description of Optional Services:

Not applicable.

Code number:	3.1
Function:	FCT (Facility management, communication technology)
Item:	Providing: external infrastructure, internal infrastructure, hardware and software.

Description of Standard Services:

This function relates to the provision of all facility management communication technology activities, services and resources connected to the use of workplace space in the office building and the “accommodation”-related and “location”-related items linked to it that are aimed at:

•                             External facilities relating to telecommunications and data communications; examples of this include central aerial systems.

•                             Specific facilities in the building aimed at carrying voice and data signals; these include both wired and wireless connections such as beepers, walkie-talkies and associated systems.

•                             Making available the specific equipment needed for the relevant data communications and telecommunications, such as the devices referred to above.

•                             All software-based resources aimed at making this hardware/equipment function.

The Campus LAN is connected to the Philips Metropolitan Area Network (MAN). Through MAN, the Philips Global Network (PGN) and, after it, the internet can be accessed. The Campus LAN also includes the layout of the various Mers (Main Equipment Room) and Sers (Satellite Equipment Room), data centers in which the Basic Network Services are realized, switching equipment in the MER and SER, fast routers and switches.

Each workplace is equipped with a 10 Mb/s connection (active), and with one or several 100 Mb/s connections. The number of UPT connections is limited (varies per building). There are 4 UTP network connections provided per workplace connection.

The provision of the “standard” services as described above is allocated in proportion to the number of workplaces. The costs related to any “lessee” investments (depreciation/interest) are also included in this.

Description of Collective Services:

Not applicable.

Description of Optional Services:

Not applicable.

Code number:	3.2
Function:	FCT (Facility management, communication technology)
Item:	Providing support in: training, management, maintenance, advice, catastrophes and services to support FCT.

Description of Standard Services:

This function relates to the provision of support for all facility management communication technology activities, services and resources connected to the use of workplace space in the office building and the “accommodation”-related and “location”-related items linked to it that are aimed at the following facility management functions:

•                             External facilities relating to telecommunications and data communications; examples of this include central aerial systems.

•                             Specific facilities in the building aimed at carrying voice and data signals; these include both wired and wireless connections such as beepers, walkie-talkies and associated systems.

•                             Making available the specific equipment needed for the relevant data communications and telecommunications, etc., such as the devices referred to above.

•                             All software-based resources aimed at making this hardware/equipment function.

•                             The telephony backbone infrastructure (switchboards), the front end (apparatus), various subscription services and one-time services are done by KPN, with the UATS (Umbrella Agreement Telephony Services) between Philips in the Netherlands and KPN as its basis.

•                             The horizontal telephony cabling system in the buildings is executed by the Campus ICT organization.

•                             The communications and telecommunications equipment, both wired and wireless, comes entirely under the Campus ICT cluster, hence within the FCT cluster.

•                             Reports/requests that apply to this will be passed on to the relevant helpdesk of the ICT organizations.

•                             Communication takes place (as much as possible) through the web, in order to optimize cost-efficiency.

The costs related to any “lessee” investments (depreciation/interest) are also included in this.

The provision of the “standard” FCT services as described above is allocated in proportion to the number of workplaces.

Description of Collective Services:

Not applicable.

Description of Optional Services:

Not applicable.

Code number:	3.9
Function:	FCT (Facility management, communication technology)
Item:	Making available: other services and resources.

Description of Standard Services:

This function relates to making available all facility management communication technology activities, services and resources connected to the use of workplace space in the office building and the “accommodation”-related and “location”-related items linked to it that are aimed at the facility management functions.

Examples of this include activities, services and resources that are used for facilities that directly meet certain needs of employees in the organization in the facility management communication technology (not ICT Benelux!) function category and that have not been dealt with so far.

Parts of FCT services are currently provided at different locations by the Communications Contact Person (CCP). These services come under the competence of Campus ICT. The intrinsic services are transferred in a site-by-site manner.

This involves the following services:

•                             Ordering and delivering mobile and other phones, fax equipment, teleconferencing equipment, etc.

•                             Managing phone and fax files.

•                             Carrying out repairs, remedying malfunctions.

•                             Coordinating small internal relocations.

•                             Updating the communication guide.

HTC has a service desk which can be contacted by the local ICT organizations for matters such as user support:

The costs related to any “lessee” investments (depreciation/interest) are also included in this.

The issuing of the “standard” services is allocated in proportion to the number of workplaces.

Description of Collective Services:

Examples of this include activities, services and resources that are used for facilities that directly meet certain needs of employees in the organization in the facility management FCT (not ICT Benelux!) function category and that have not been dealt with so far.

These activities, services and resources are not part of the “standard” services and are charged separately. If required, a quotation can be provided beforehand.

Description of Optional Services:

Not applicable.

Code number:	4.1
Function:	External Facilities
Item:	Providing: external accommodation, external workplaces and meeting places and passenger transport.

Description of Standard Services:

Not applicable.

Description of Collective Services:

Not applicable.

Description of Optional Services:

This function relates to the provision of activities, services and resources connected to the use of workplace space in the office building and the “accommodation”-related and “location”-related items linked to it that are aimed at:

•          Temporary accommodation “outside” the organization,

•          Providing workplaces and meeting places “outside” the organization,

•          Transporting employees on an incidental basis.

N.B. External facilities fall primarily under the Travel Office’s service; they are therefore expressly excluded from the Facility Management cluster. Reports/requests that apply to this will be passed on to the relevant helpdesk of the Travel Office.

The activities, services and resources that are part of the “scope” of Facility Management are charged separately. If required, a quotation can be provided beforehand.

Code number:	4.9
Function:	External Facilities
Item:	Making available: other facilities.

Description of Standard Services:

Not applicable.

Description of Collective Services:

Not applicable.

Description of Optional Services:

This function relates to making available all other external (facility management) facilities, services and resources connected to the use of workplace space in the office building and the “accommodation”-related and “location”-related items linked to it.

Examples of this include activities, services and resources that are used for facilities that directly meet certain needs of employees in the organization in the external facilities facility management function category and that have not been dealt with so far.

These activities, services and resources are charged separately. If required, a quotation can be provided beforehand.

Code number:	5.1
Function:	Facility Management
Item:	Providing: facility management.

Description of Standard Services:

This function relates to the provision of facility management facilities, services and resources connected to the use of workplace space in the office building and the “accommodation”-related and “location”-related items linked to it.

Examples of this include the general management function responsible (within the organization’s central policy frameworks) for the facility as a result of the planning and coordination of support processes.

This includes all activities, services and resources aimed at:

•          Formulating philosophy, strategy and goals in the field of facility management.

•          Managing, advising on and operating the facilities.

•          Renovating, optimizing and improving processes and services.

Campus Site Management interprets the policy and the general management function at the HTC, including specific attention given to internal and external communication, website, specific subsidies, mobility management & transportation plans.

Representing, with power of attorney, the director/plant manager in environmental matters vis-à-vis the permit issuer and/or the government.

An SLA has been made with AA Facility Management BV regarding the products and services achieved under its responsibility. In consultation with CSM and the on-site facility manager (AAfm), they have been translated into KPIs, which are reported and discussed on a regular basis. To this end, a communication procedure and timetable will be drawn up. Once a quarter, these KPIs will be centrally placed on the agenda of the HTC Management Committee following interim consultation with the Site Management. Structural matters can be discussed during the periodic “occupant consultations.”

The issuing of these “standard” services is allocated in proportion to the number of workplaces.

Description of Collective Services:

Not applicable.

Description of Optional Services:

Not applicable.

Code number:	5.2
Function:	Facility Management
Item:	Conducting: business services, environmental, health A safety, risk, procurement, information and quality management.

Description of Standard Services:

This function relates to the conducting of support activities within CSM aimed at management facilities, services and resources connected to the use of workplace space in the office building and the “accommodation”-related and “location”-related items linked to it. This includes all activities, services and resources aimed at:

•                             The administrative support of the facility manager in the organization.

•                             Fulfilling the statutory and corporate obligations in the field of environmental and sustainability reports,

•                             Fulfilling the statutory obligations in the field of working conditions,

•                             Formulating policy for the building, grounds and fixtures and fittings for protecting people and preventing, limiting or controlling the risk arising from disasters.

•                             Policy formulations and developments relating to the procurement process.

•                             Policy formulations and developments to assure or improve certain pre-defined performances of the output to be delivered by the facility management processes within the organization.

•                             Obtaining and administering licenses for using the buildings within the SLA described. In the instances where this overlaps with the primary process, it is not provided and further discussions, will be held in this regard.

•                             Several auxiliary operational activities, such as: advising on lay-out designs of renovation work, switching fire alarm monitoring station on and off, granting permits for high-fire-risk activities, coordination of statutory inspections (e.g. hoists, etc.), supervising RI&E audits, maintaining contacts with government departments, utility companies and environmental offices, support in the design of contingency plans in case of catastrophes, etc.

Drafting an environmental year plan for the coming year, and an annual report of the past year that will be published. Registering and reporting the (number of) environmental incidents.

An SLA has been made with AA Facility Management BV regarding the products and services achieved under its responsibility. In consultation with the on-site facility manager (AAfm), they have been translated into KPIs, which are reported and discussed on a regular basis. To this end, a communication procedure and timetable will be drawn up that is agreed with each individual customer. Once a quarter, these KPIs will be centrally placed on the agenda of the HTC Management Committee following interim consultation with the Site Management. Structural matters can be discussed during the periodic “occupant consultations.”

The issuing of these “standard” services is allocated in proportion to the number of workplaces.

Description of Collective Services:

Not applicable.

Description of Optional Services:

Not applicable.

Code number:	5.9
Function:	Facility Management
Item:	Making available: other management.

Description of Standard Services:

Not applicable.

Description of Collective Services:

Not applicable.

Description of Optional Services:

This function relates to the making available of all other facility management activities, services and resources connected to the use of workplace space in the office building and the “accommodation”-related and “location”-related items linked to it.

Examples of this include activities, services and resources that are used for facilities that directly meet certain needs of employees in the organization in the facility management category and that have not been dealt with so far.

These activities, services and resources are charged separately. If required, a quotation can be provided beforehand.

General and Specific Conditions relating to previous NEN/SLA numbers

Collective and Optional Services:

These relate to additional customer-specific services that are purchased in addition to the binding “standard services.” These additional services are included in general terms in the SLA; in some cases reference is made to likely examples, without claiming to be exhaustive.

Questions relating to these services can be put directly to the Facility Management Office.

Additional services are charged separately in proportion to agreed off take and price.

Order and complaints process:

Changes in the number of workplaces are adjusted for on the first day of the following month (in accordance with Article 2). Adjustments to the number of workplaces are not charged for with retroactive effect. For changes you can contact the Central Service Point (CSP);

There is a complaint procedure to handle any complaints. The procedure consists of a set plan, in which the complaint is discussed up to and including prevention of complaints.

The complaint procedure is as follows:

1.                          The complaint is filed in writing with CSP (by means of a complaint form, see website).

2.                          The complaint is centrally registered and handled by the responsible person at CSP.

3.                          A confirmation, indicating whether the complaint will be considered or not, will be sent to the filer. The next steps as well as the end date are stated. If a complaint is not considered, it must be argued.

4.                          The one who “caused” a complaint will be notified.

5.                          From the central complaints register, a monthly check is performed as to which complaints are still pending, and the person responsible will be notified.

6.                          The person responsible in CSP will then inform the person filing the complaint of the action that was taken in order to prevent further complaints.

Terms of delivery:

Invoicing takes place in accordance with the contractual conditions and in proportion to the workplace usage (based on m2 used and/or the number of employees; see Annex II).

If the efficiency of the building can be increased, a lessee can be compelled to cooperate on this. For this purpose, the Lessee can be requested to make one or more internal relocations (cost to be barred by perpetrator).

In that case, Site Management Will contact Lessee.

For each individual function/service, additional procedures/conditions may be stipulated which individual employees must observe in order to bring about the optimum price/performance ratio. The service activities guide and/or intranet page and/or service desk will provide this information as and when necessary.

Contact persons:

Facility Management Helpdesk: servicedesk@aa-fm.com; telephone number 040 2332 880

Facility Manager: Fred Kamp

Site Management: Dave Lockwood

Intranet: http://EWW.hightechcampus.nl

Management information (KPIs):

Various KPIs are measured on-line and once a quarter a management report will appear which, if required, can be explained personally.

The site report will be discussed by the Management Committee once a quarter as an agenda item.

The most important KPIs relate to: customer satisfaction surveys, meeting the agreed service levels, improvement plans, service management, projects, energy and technical management, functioning of facility management helpdesk and on-site workers.

Annex II

Annual budget breakdown

Building WDB Business PSW

	Cost per workplace per year
	single XL	single	split	share		cost per leasable floor space
Construction tariff per workplace	30 m2 54.33	21 m2 38.03	12 m2 21.73	10 m2 18.11		(non-office) per year
1 Accommodations	14.122	9.886	5.649	4.707		236.87
2 Services and resources	3.542	3.263	2.984	2.922		51.35
3 ICT	1,765	1,765	1,765	1,765		44.13
4 External facilities	—	—	—	—		—
5 Facility management	371	371	371	371		9.37
	19,800	15,284	10,769	9,766		341.71

Vacancy risk 2.00%	404	312	220	199		7

Traffic, office per workplace	20,204	15,596	10,989	9,965		349

Building WDB		offices				non-offices
		workplaces				m2 (leasable floor space)
First floor				0
Second floor	1	1		15	17	97
Third floor	1	1	0	41	43	66
Fourth floor
Quantities	2	2	0	56	60	163

First floor	—	—	—	—		—	—
Second floor	20,204	15,596	—	149,472	185,272	33,823	219,095
Third floor	20,204	15,596	—	408,558	444,358	23,013	467,371
Fourth floor	—	—	—	—		—	—
Amounts	40,408	31,193	—	558,030	629,630	56,836	686,466

RIDER No. 001

[See original for text in English.]

[See original for text in English.]

Philips Digital Networks B.V.

P.O. Box 80021, 5600 JZ Eindhoven, The Netherlands

Philips Electronics Nederland B.V.
Attn. Site Management HTC
Prof. Holstlaan 100	Phone: +31 (0)40 2732565
5656 AA Eindhoven	Fax: +31 (0)40 2742274 Hans.streng@phi lips.com

Subject: Notice of termination	Ref: tf Date: June 16, 2006

Ladies and Gentlemen:

As of next July 1st, Philips Crypto Tech will no longer be leasing building HTC 45. This lease agreement is dissolved as of this date.

Also as of July 1st, the new lessee (Philips Semiconductors BU-EB) will take over the lease.

Kind regards,

Philips Digital Networks B.V.

[signature]
J.H. Streng

CEO

Philips Semiconductors	Business Unit Emerging Businesses	Visiting address:
High Tech
Campus 45
5656 AE
Eindhoven
The Netherlands
T: +3l 40
2732565
F: +31 40
2742774